UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2024

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38363	84-3235695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2014 Champions Gateway

Canton, OH 44708

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (330) 458-9176

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOFV	Nasdaq Capital Market
Warrants to purchase 0.064578 shares of Common Stock	HOFVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to $5,000,000 Unsecured Loan from Stark Community Foundation, Inc.

On June 25, 2024, Hall of Fame Resort & Entertainment Company (the “Company”), a Delaware corporation, as borrower, entered into a First Amendment to Business Loan Agreement (“Infrastructure First Amendment”) and an Amended and Restated Promissory Note (“A&R Infrastructure Note”) with Stark Community Foundation, Inc., an Ohio not-for-profit corporation (“Infrastructure Lender”), as lender.

Pursuant to the Infrastructure First Amendment, which modifies the original business loan agreement dated June 16, 2022, the parties agreed: (i) to extend the original maturity date from May 31, 2029 to June 30, 2044; (ii) the principal balance is increased from $5,000,000 to $5,451,666.67, reflecting the addition of accrued and unpaid interest; and (iii) pursuant to the A&R Infrastructure Note, the Company agreed to repay as follows: (a) commencing on June 25, 2024, and continuing for approximately two and one-half years, until December 31, 2026, the outstanding principal balance will bear interest at six percent (6%) per annum, which interest rate is unchanged from the original note, and the Company will not make interest or principal payments, and (b) commencing on December 31, 2026 and continuing annually on December 31 of each year thereafter, the Company will make annual principal and interest payments until the maturity date, June 30, 2044, when all other amounts due and owing to Infrastructure Lender are due.

The foregoing description of the Infrastructure First Amendment and A&R Infrastructure Note does not purport to be complete and is qualified in its entirety by the full text of the Infrastructure First Amendment which is attached hereto as Exhibit 10.1 and the A&R Infrastructure Note which is attached hereto as Exhibit 10.2 to this Current Report on Form 8-K.

Amendment to $3,000,000 Secured Loan from NewMarket Project, Inc.

On June 25, 2024, HOF Village Hotel II, LLC (the “HOFV Hotel II”), a Delaware limited liability company wholly-owned indirectly by the Company, as borrower, entered into a Second Amendment to Business Loan Agreement (“Hotel Second Amendment”) and an Amended and Restated Promissory Note (“A&R Hotel Note”) with NewMarket Project, Inc. (“Hotel Lender”), as lender.

Pursuant to the Hotel Second Amendment, which modifies the original business loan agreement dated December 30, 2019, the parties agreed: (i) to extend the original maturity date from December 30, 2024 to June 30, 2044; (ii) the principal balance is increased from $3,000,000 to $3,180,654.14, reflecting the addition of accrued and unpaid interest; and (iii) pursuant to the A&R Hotel Note, HOFV Hotel II will repay as follows: (a) commencing on June 25, 2024, and continuing for approximately two and one-half years, until December 31, 2026, the outstanding principal balance will bear interest at six percent (6%) per annum, and HOFV Hotel II will not make interest or principal payments, and (b) commencing on December 31, 2026 and continuing annually on December 31 of each year thereafter, HOFV Hotel II will make annual principal and interest payments until the maturity date, June 30, 2044, when all other amounts due and owing to Hotel Lender are due.

The foregoing description of the Hotel Second Amendment and A&R Hotel Note does not purport to be complete and is qualified in its entirety by the full text of the Hotel Second Amendment which is attached hereto as Exhibit 10.3 and the A&R Hotel Note which is attached hereto as Exhibit 10.4 to this Current Report on Form 8-K.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03.

Item 8.01 Other Events.

On June 28, 2024, the Company issued a press release announcing that Hall of Fame Village has been awarded an approximately $9.8 million grant from the State of Ohio’s One Time Strategic Community Investment Fund. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
10.1	First Amendment to Business Loan Agreement, dated June 25, 2024, between Hall of Fame Resort & Entertainment Company, as borrower, and Stark Community Foundation, Inc., as lender
10.2	Amended and Restated Promissory Note, dated June 25, 2024, between Hall of Fame Resort & Entertainment Company, as borrower, and Stark Community Foundation, Inc., as lender
10.3	Second Amendment to Business Loan Agreement, dated June 25, 2024, between HOF Village Hotel II, LLC, as borrower, and NewMarket Project, Inc., as lender
10.4	Amended and Restated Promissory Note, dated June 25, 2024, between HOF Village Hotel II, LLC, as borrower, and NewMarket Project, Inc., as lender
99.1	Press Release dated June 28, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

	By:	/s/ Michael Crawford
		Name:	Michael Crawford
		Title:	President and Chief Executive Officer

Dated: July 1, 2024

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